EXHIBIT 32
CERTIFICATIONS OF CHIEF EXECUTIVE OFFICER
AND CHIEF FINANCIAL OFFICER PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002
(Subsections (a) and (b) of Section 1350, Chapter 63 of Title 18, United States Code)
     Pursuant to section 906 of the Sarbanes-Oxley Act of 2002 (subsections (a) and (b) of section 1350, chapter 63 of Title 18, United States Code), each of the undersigned, the Chief Executive Officer and the Chief Financial Officer of Penton Media, Inc. (the “Company”), hereby certifies, that the Company’s quarterly report for the quarter ended March 31, 2004, as filed with the Securities and Exchange Commission on the date hereof (the “Report”) that to his knowledge:
     (1) the Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934 and
     (2) the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company as of the dates and for the periods expressed in the Report.

Dated: August 15, 2005	/s/ David B. Nussbaum
David B. Nussbaum
Chief Executive Officer

/s/ Preston L. Vice
Preston L. Vice
Chief Financial Officer